UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 28, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	0-28740 (Commission File Number)	05-0489664 (I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of principal executive offices)	10523 (Zip Code)
Registrant’s telephone number, including area code: (914) 460-1600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Overview
     On December 28, 2010, BioScrip, Inc. (referred to herein as “the Company,” “we,” “us” and “our”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), by and among the Company, as borrower, all of its subsidiaries as subsidiary guarantors thereto, the lenders party thereto, Healthcare Finance Group, LLC, as administrative agent for the lenders, as collateral agent and as collateral manager for the secured parties, and the other entities party thereto. The Amended and Restated Credit Agreement consists of a $150.0 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is scheduled to mature on March 25, 2015, but can be extended to December 28, 2015 under certain limited circumstances. The initial borrowing under the Revolving Credit Facility was used to satisfy and replace the term loans outstanding under the Company’s original credit agreement. The amount of borrowings which may be made under the Revolving Credit Agreement will be based on a borrowing base to be comprised of specified percentages of eligible receivables and eligible inventory, up to a maximum of $150.0 million and subject to certain liquidity and reserve requirements. If the amount of borrowings outstanding under the Revolving Credit Agreement exceeds the borrowing base then in effect, then the Company will be required to repay such borrowings in an amount sufficient to eliminate such excess. The Revolving Credit Facility includes $5.0 million of availability for letters of credit and $10.0 million of availability for swingline loans. Interest on advances under the Revolving Credit Facility will be based on a Eurodollar rate plus an applicable margin of 3.5%, with the Eurodollar rate having a floor of 1.25%. In the event of any default, the interest rate may be increased to 2.0% over the rate applicable to such loans. The Revolving Credit Facility also carries a non-utilization fee of 0.50% per annum, payable monthly, on the unused portion of the credit line. At all times, the Company must maintain a balance under the Revolving Credit Facility of not less than $30.0 million.
     The obligations owing under the Revolving Credit Facility have been guaranteed by all of the Company’s domestic subsidiaries and secured by first priority security interests in substantially all of the Company’s and subsidiary guarantors’ assets (including the capital stock of our subsidiaries). The Revolving Credit Facility includes customary affirmative and negative covenants and events of default, as well as financial covenants relating to minimum liquidity, minimum fixed charge coverage ratio and accounts receivable turnover. Negative covenants include limitations on additional debt, liens, negative pledges, investments, dividends, stock repurchases, asset sales and affiliate transactions. Events of default include non-performance of covenants, breach of representations, cross-default to other material debt, bankruptcy and insolvency, material judgments and changes in control.
     Cautionary Statements
     The representations, warranties and covenants made by the parties in the agreement documenting the Revolving Credit Facility are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of the Company’s affiliates.
     This description of the Amended and Restated Credit Agreement is qualified in its entirety by the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

     Security Agreement
     In connection with the Revolving Credit Facility, on December 28, 2010, the Company entered into an amended and restated security agreement (the “Amended and Restated Security Agreement”), by and among the Company, the other guarantors from time to time party thereto, as pledgors, assignors and debtors (collectively, the “Pledgors”) and Healthcare Finance Group, LLC, in its capacity as collateral agent pursuant to the Revolving Credit Facility, as pledgee, assignee and secured party. Pursuant to the Amended and Restated Security Agreement, the Pledgors each pledged a lien on and interest in and to all of the right, title and interest of such Pledgor in the Pledged Collateral (as defined in the Amended and Restated Security Agreement) as collateral security for the payment and performance in full of all the secured obligations under the Revolving Credit Facility.
     This description of the Amended and Restated Security Agreement is qualified in its entirety by the Amended and Restated Security Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
     Collateral Management Agreement
     In connection with the Revolving Credit Facility, on December 28, 2010, the Company entered into an amended and restated collateral management agreement (the “Amended and Restated Collateral Management Agreement”), by and among the Company, the subsidiaries of the Company party thereto as loan parties and Healthcare Finance Group, LLC, as collateral manager (the “Collateral Manager”), as administrative agent and as collateral agent. Pursuant to the Amended and Restated Collateral Management Agreement, payments to the Company and its subsidiaries in respect of receivables will be received and processed by the Collateral Manager.
     This description of the Amended and Restated Collateral Management Agreement is qualified in its entirety by the Amended and Restated Collateral Management Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligations
     The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 28, 2010, by and among BioScrip, Inc., as borrower, all of its subsidiaries as subsidiary guarantors thereto, the lenders party thereto, Healthcare Finance Group, LLC, as administrative agent for the lenders, as collateral agent and as collateral manager for the secured parties, and the other entities party thereto.

10.2	Amended and Restated Security Agreement, dated as of December 28, 2010, by and among BioScrip, Inc., as borrower, the other guarantors from time to time party thereto, as pledgors, assignors and debtors, and Healthcare Finance Group, LLC, in its capacity as collateral agent, as pledgee, assignee and secured party.

10.3	Amended and Restated Collateral Management Agreement, dated as of December 28, 2010, by and

Exhibit No.	Description

among BioScrip, Inc., as borrower, the other loan parties from time to time party thereto and Healthcare Finance Group, LLC, in its capacity as collateral manager, as administrative agent.

99.1	Press Release dated December 28, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.
Date: December 30, 2010	By:	/s/ Barry A. Posner
Barry A. Posner
Executive Vice President, Secretary and General Counsel

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